EXHIBIT 99.4

        AMENDMENT TO THE ST. FRANCIS CAPITAL CORPORATION 1993 INCENTIVE
                                STOCK OPTION PLAN
                                     AND THE
             ST. FRANCIS CAPITAL CORPORATION 1997 STOCK OPTION PLAN
                                    AND THE
                RELIANCE BANCSHARES, INC. 1997 STOCK OPTION PLAN


                                    PREMISES
                                    --------

         WHEREAS, St. Francis Capital Corporation (the "Company") has adopted the St. Francis Capital Corporation 1993 Incentive Stock Option Plan (the "1993 Plan"), the St. Francis Capital Corporation 1997 Stock Option Plan (the "1997 Plan") and the Reliance Bancshares, Inc. 1997 Stock Option Plan (the "Reliance Plan") (collectively, the "Stock Option Plans"); and


         WHEREAS, pursuant to the Agreement and Plan of Reorganization by and among MAF Bancorp, Inc., a Delaware corporation ("MAF") and the Company, dated May 20, 2003 (the "Merger Agreement"), the Company has agreed to amend the Stock Option Plans and provide for the conversion of each option outstanding under the Stock Option Plans;

         NOW, THEREFORE, each of the Stock Option Plans is hereby amended, effective as of November 21, 2003, by adding at the end thereof an Appendix A to read as set forth on Exhibits 1, 2 and 3 (respectively) to this Amendment.

         IN WITNESS WHEREOF, the Company has caused this Amendment to the 1997 Plan, the 1993 Plan and the Reliance Plan to be executed this 21st day of November, 2003, by the undersigned officers, duly authorized by action of the Board of Directors on November 18, 2003.

                                      ST. FRANCIS CAPITAL CORPORATION


                                      By:  /s/ Thomas R. Perz
                                           -------------------------------------
                                           Thomas R. Perz
                                           President and Chief Executive Officer


ATTEST:


/s/ William R. Hotz, Secretary
------------------------------
William R. Hotz, Secretary

                                    Exhibit 1 to Amendment to Stock Option Plans
                                    --------------------------------------------

           AMENDMENT TO ST. FRANCIS CAPITAL CORPORATION 1993 INCENTIVE
                                STOCK OPTION PLAN

         A new Appendix A is added at the end of the Plan to read:

                                  "APPENDIX A

            PROVISIONS APPLICABLE UPON MERGER WITH MAF BANCORP, INC.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall be applicable as of the Effective Time of the merger of St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger"). The "Effective Time" shall have the meaning it is given in the Agreement and Plan of Reorganization between St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger Agreement").


A-l. MAF Common Stock. The term "MAF Common Stock" shall mean the common stock of MAF Bancorp, Inc. Upon and after the Effective Time, references to Common Stock shall mean MAF Common Stock.

A-2. Conversion of Options. The following provisions shall be applicable to all Options which are not surrendered with the consent of MAF Bancorp, Inc. in connection with the Merger. Each Option (whether or not then exercisable, but only to the extent not theretofore exercised or terminated) held by a Participant who, prior to the Effective Time, delivers a Conversion Agreement shall be converted into an Option to purchase shares of MAF Common Stock in such number and at such exercise price per share as follows:

         (1) the number of shares of MAF Common Stock to be subject to the converted Option shall be equal to the product of (x) the number of shares of Common Stock subject to the Option being converted (determined as of immediately prior to the Effective Time of the Merger) and (y) .79 (the Exchange Ratio (as defined in the Merger Agreement)); and

         (2) the exercise price per share of MAF Common Stock under the converted Option shall be equal to (x) the exercise price per share of Common Stock under the Option being converted (determined as of immediately prior to the Effective Time of the Merger) divided by (y) .79; and

         (3) upon exercise of each converted Option, the aggregate number of shares of MAF Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the exercise price per share shall be rounded up, if necessary, to the nearest cent.

         Each converted Option shall be fully vested and shall otherwise continue to have the same terms and conditions as in effect immediately prior to the Effective Time, provided, any Limited Rights


                          Stock Option Plan Amendments
                                     Page 2
related to such Option shall be cancelled and of no further force or effect and the Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-3. Vesting. Pursuant to Section 8.1(d), all Options outstanding under the Plan as of the Effective Time of the Merger shall become fully vested.

         A-4. Surrender Rights. The Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-5. Other Provisions. Upon and after the Effective Time, references to:

                  (1)      "Holding Company" shall mean references to MAF
                           Bancorp, Inc.

                  (2) "Board of Directors" and "Board" shall mean references to the Board of Directors of MAF Bancorp, Inc.

                  (3) "Committee" shall mean the Administrative/ Compensation Committee of MAF Bancorp, Inc. or such other committee as the Board may appoint to administer this Plan."

                                    Exhibit 2 to Amendment to Stock Option Plans
                                    --------------------------------------------

         AMENDMENT TO ST. FRANCIS CAPITAL CORPORATION 1997 STOCK OPTION
                                      PLAN

         A new Appendix A is added at the end of the Plan to read:

                                  "APPENDIX A

            PROVISIONS APPLICABLE UPON MERGER WITH MAF BANCORP, INC.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall be applicable as of the Effective Time of the merger of St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger"). The "Effective Time" shall have the meaning it is given in the Agreement and Plan of Reorganization between St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger Agreement").

         A-1. MAF Common Stock. The term "MAF Common Stock" shall mean the common stock o MAF Bancorp, Inc. Upon and after the Effective Time, references to Common Stock shall mean MAF Common Stock.

         A-2. Conversion of Options. The following provisions shall be applicable to all Options which are not surrendered with the consent of MAF Bancorp, Inc. in connection with the Merger. Each Option (whether or not then exercisable, but only to the extent not theretofore exercised or terminated) held by a Participant who, prior to the Effective Time, delivers a Conversion Agreement shall be converted into an Option to purchase shares of MAF Common Stock in such number and at such exercise price per share as follows:

                  (1) the number of shares of MAF Common Stock to be subject to the converted Option shall be equal to the product of (x) the number of shares of Common Stock subject to the Option being converted (determined as of immediately prior to the Effective Time of the Merger) and (y) .79 (the Exchange Ratio (as defined in the Merger Agreement)); and

                  (2) the exercise price per share of MAF Common Stock under the converted Option shall be equal to (x) the exercise price per share of Common Stock under the Option being converted (determined as of immediately prior to the Effective Time of the Merger) divided by
                           (y) .79; and

                  (3) upon exercise of each converted Option, the aggregate number of shares of MAF Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the exercise price per share shall be rounded up, if necessary, to the nearest cent.

Each converted Option shall be fully vested and shall otherwise continue to have the same terms and conditions as in effect immediately prior to the Effective Time, provided, any Limited Rights

                      Stock Option Plan Amendments
                                     Page 4
related to such Option shall be cancelled and of no further force or effect and the Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-3. Vesting. Pursuant to Section 8.1(d), all Options outstanding under the Plan as of the Effective Time of the Merger shall become fully vested.

         A-4. Surrender Rights. The Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-5. Other Provisions. Upon and after the Effective Time, references to:

                  (1)      "Holding Company" shall mean references to MAF
                           Bancorp, Inc.

                  (2) "Board of Directors" and "Board" shall mean references to the Board of Directors of MAF Bancorp, Inc.

                  (3) "Committee" shall mean the Administrative/ Compensation Committee of MAF Bancorp, Inc. or such other committee as the Board may appoint to administer this Plan."

                                    Exhibit 3 to Amendment to Stock Option Plans
                                    --------------------------------------------

                                  AMENDMENT TO
                RELIANCE BANCSHARES, INC. 1997 STOCK OPTION PLAN

         A new Appendix A is added at the end of the Plan to read:

                                  "APPENDIX A

            PROVISIONS APPLICABLE UPON MERGER WITH MAF BANCORP, INC.

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall be applicable as of the Effective Time of the merger of St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger"). The "Effective Time" shall have the meaning it is given in the Agreement and Plan of Reorganization between St. Francis Capital Corporation and MAF Bancorp, Inc. (the "Merger Agreement").

A-1. MAF Common Stock. The term "MAF Common Stock" shall mean the common stock of MAF Bancorp, Inc. Upon and after the Effective Time, references to Common Stock shall mean MAF Common Stock.

A-2. Conversion of Options. The following provisions shall be applicable to all Options which are not surrendered with the consent of MAF Bancorp, Inc. in connection with the Merger. Each Option (whether or not then exercisable, but only to the extent not theretofore exercised or terminated) held by a Participant who, prior to the Effective Time, delivers a Conversion Agreement shall be converted into an Option to purchase shares of MAF Common Stock in such number and at such exercise price per share as follows:


         (1) the number of shares of MAF Common Stock to be subject to the converted Option shall be equal to the product of (x) the number of shares of Common Stock subject to the Option being converted (determined as of immediately prior to the Effective Time of the Merger) and (y) .79 (the Exchange Ratio (as defined in the Merger Agreement)); and

         (2) the exercise price per share of MAF Common Stock under the converted Option shall be equal to (x) the exercise price per share of Common Stock under the Option being converted (determined as of immediately prior to the Effective Time of the Merger) divided by (y) .79; and

         (3) upon exercise of each converted Option, the aggregate number of shares of MAF Common Stock deliverable upon such exercise will be rounded down, if necessary, to the nearest whole share and the exercise price per share shall be rounded up, if necessary, to the nearest cent.

Each converted Option shall be fully vested and shall otherwise continue to have the same terms and conditions as in effect immediately prior to the Effective Time, provided, any Limited Rights

                          Stock Option Plan Amendments
                                     Page 6
related to such Option shall be cancelled and of no further force or effect and the Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-3. Vesting. Pursuant to Section 8.1(d), all Options outstanding under the Plan as of the Effective Time of the Merger shall become fully vested.

         A-4. Surrender Rights. The Surrender Rights described in Section 9 of the Plan shall no longer be available.

         A-5. Other Provisions. Upon and after the Effective Time, references to:

                  (1)      "Holding Company" shall mean references to MAF
                           Bancorp, Inc.

                  (2) "Board of Directors" and "Board" shall mean references to the Board of Directors of MAF Bancorp, Inc.

                  (3) "Committee" shall mean the Administrative/ Compensation Committee of MAF Bancorp, Inc. or such other committee as the Board may appoint to administer this Plan."